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FOR IMMEDIATE RELEASE
April 18, 2000

Contact: John Breed
         (713) 209-8835

             COOPER INDUSTRIES ANNOUNCES BOARD OF DIRECTORS CHANGE

HOUSTON, TX, Apr. 18 -- Cooper Industries (NYSE: CBE) today announced that it has reduced the size of its board of directors to 10 members. Alain J. P. Belda, 56, currently president and chief executive officer of Alcoa, has stepped down from Cooper's board of directors effective April 14, 2000 in order to have more time to devote to his other business commitments.

         "On behalf of Cooper's employees and shareholders, I would like to thank Alain Belda for his service on our board and we wish him well in his efforts to expand Alcoa's businesses," said H. John Riley, Jr., chairman, president and chief executive officer.

         Cooper Industries, with 1999 revenues of $3.9 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

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